UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2006

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8120 Shaffer Parkway
Littleton, Colorado		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(303) 420-1141

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2006, Ascent Solar Technologies, Inc. (the “Company”) announced that independent director Mark Waller had resigned from the Company’s board of directors to reduce conflicts of interest in his principal business as a financial advisor to other companies, particularly in the energy sector.  On December 11, 2006, the Company received a notification from the Boston Stock Exchange (“BSE”) that the Company was no longer in compliance with BSE’s independent director and audit committee requirements, but that the Company will be provided a cure period as follows in order to regain compliance and avoid delisting:

•                  until the earlier of the Company’s next annual shareholders’ meeting or November 30, 2007; or if the next annual shareholders’ meeting is held before May 29, 2007, then the Company must evidence compliance no later than May 29, 2007.

The Company intends to find a qualified replacement for Mr. Waller by this deadline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

December 11, 2006	By:	/s/ Matthew Foster

Name: Matthew Foster
Title: President and Chief Executive Officer